© 2022 Kite Realty Group | kiterealty.com INVESTOR UPDATE KITE REALTY GROUP CHAPEL HILL SHOPPING CENTER MSA: Dallas / Ft Worth, TX RAMPART COMMONS MSA: Las Vegas, NV HOLLY SPRINGS TOWNE CENTER MSA: Raleigh, NC Q1 2022 DOWNTOWN CROWN MSA: Washington, D.C. / Baltimore

© 2022 Kite Realty Group | kiterealty.com Number of Operating Retail Properties 181 Total Owned Retail GLA (SF) 29M Operating Retail Portfolio Percent Leased 93.6% Annualized Base Rent (ABR) Per SF $19.57 % of ABR from assets with a grocery component1 75% Equity Market Cap2 $4.9B Enterprise Value2 $8.2B Net Debt to EBITDA 5.7x Fitch / Moody’s / S&P Ratings BBB / Baa3 / BBB- Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will be furnished or filed with the Securities and Exchange Commission for the period ending March 31, 2022. 1. Assets with a grocery component include centers with a big box wine and spirits stores. 2. As of 04/25/2022. • Top 5 open-air shopping center REIT primarily focused in Sun Belt markets with select strategic gateway presence - 67% of ABR in Sun Belt markets - 23% of ABR in strategic gateway markets • High-quality open-air portfolio, predominantly focused on grocery- anchored neighborhood and community centers along with vibrant mixed-use assets - 59% of ABR from community and neighborhood centers • Strong balance sheet with nearly $1 billion of available liquidity • Experienced, disciplined team focused on operational excellence and value creation A SOLID FOUNDATION WHY KRG? KITE REALTY GROUP 2

© 2022 Kite Realty Group | kiterealty.com NAREIT FFO / FFO, as adjusted $0.46 / $0.46 NAREIT FFO impacted by $1.1M from prior period collection impact, offset by $0.9M of merger and acquisition costs Same Property NOI1 5.9% Increased leasing activity drove outsized SSNOI growth Total Leasing Volume ~1.1M SF Strong leasing volume continues Anchor / Shop Leased % 96.1% / 88.5% Leased percentages increased year-over-year by 410 bps and 100 bps, respectively Leased-to-Occupied Spread 320 bps Spread represents $37M of NOI, of which ~68% will come online in 2022 $15.53 $16.07 $16.84 $17.83 $18.42 $19.36 $19.57 2016 2017 2018 2019 2020 2021 Q1 2022 ABR PSF 7.0x 6.9x 6.7x 5.9x 6.8x 6.0x 5.7x 2016 2017 2018 2019 2020 2021 Q1 2022 NET DEBT TO EBITDA 3 KITE REALTY GROUP FIRST QUARTER HIGHLIGHTS 1. Excludes the impact of prior period collection impact.

© 2022 Kite Realty Group | kiterealty.com 2022 GUIDANCE •Key assumptions at the midpoint: – Increase same-property NOI growth range to 2.25% - 3.25%, which represents a 75-basis point increase – Decreased bad debt by 25-basis points to 1.25% of total revenues – Any transaction activity expected to be earnings neutral CURRENT PREVIOUS NAREIT FFO1 $1.72 – $1.78 $1.67 – $1.73 FFO, as adjusted $1.74 - $1.80 $1.69 - $1.75 % Accretion over Consensus 2022 FFO2 (pre-merger) 26% 22% % Accretion over 2020 FFO 37% 33% 4 ASSUMPTIONS KITE REALTY GROUP 1. Please see page 40 for reconciliation to GAAP metrics. 2. Consensus per FactSet as of 07/16/2021.

© 2022 Kite Realty Group | kiterealty.com $23.7 $16.3 $14.1 $12.8 $8.2 $6.2 $5.5 $4.0 $3.9 $3.9 $3.7 $2.2 KIM REG FRT BRX KRG PECO SITC ROIC UE AKR AAT RPT Note: Market data as of April 25, 2022. Source of peer data is FactSet. TOP 5 PUBLICLY TRADED SHOPPING CENTER REITS BY ENTERPRISE VALUE TOP 5 SHOPPING CENTER REITs T O T A L E N T E R P R IS E V A L U E ( $ , B ) 5 KITE REALTY GROUP

© 2022 Kite Realty Group | kiterealty.com $29.69 $23.18 $19.57 $19.12 $15.42 FRT REG KRG KIM BRX ABR PSF Note: Comparison to only top 5 shopping center REITs by total enterprise value. Source of all peer data is from supplemental disclosures from 4Q 2021. 1. Market data as of April 25, 2022. Source data is from FactSet. 2. SuperZip definition per Green Street Advisors and identifies ZIP codes in the U.S. that score in the 95th percentile in terms of per capita income and college graduation rates. 3. Based on ABR with the exception of FRT, which is based on GLA. KIM ABR includes 85% of portfolio based on information listed in 4Q 2021 supplemental disclosure. Sun Belt states include AL, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. 5.1x 5.7x 6.5x 6.5x 6.6x REG KRG BRX FRT KIM (NET DEBT + PREFERRED) / EBITDA FFO MULTIPLE DISCONNECT BASED ON KEY METRICS #3 #2 34% 26% 25% 16% 11% FRT KRG REG KIM BRX % OF VALUE IN SUPERZIPS2 #2 71% 67% 65% 56% 47% REG KRG KIM BRX FRT SUN BELT EXPOSURE3 #2 KITE REALTY GROUP 6 20.4x 18.5x 17.0x 13.6x 13.2x FRT REG KIM BRX KRG FFO MULTIPLE DISCONNECT1 #5

KITE REALTY GROUP

KITE

ORGANIC GROWTH NOT PRICED IN

- **We believe the market is currently mispricing KRG and ignoring significant signed-not-open pipeline, active development pipeline and potential NOI growth from vacant spaces**
- **Based on annualized 1Q'22 NOI levels, potential NOI growth could be substantial from lease-up of vacant space and active development pipeline**

ADDITIONAL ORGANIC GROWTH BEYOND 1Q'22

	POTENTIAL NOI GROWTH	POTENTIAL % NOI GROWTH[1]
Signed Not Open Tenants	$37M	7%
Active Development Potential[2]	$11M	2%
Potential Lease-up[3]	$21M	4%
TOTAL POTENTIAL NOI GROWTH	$69M	13%

POTENTIAL STOCK PRICE

POTENTIAL NOI GROWTH	CAP RATE 5.00%	CAP RATE 5.50%	CAP RATE 6.00%
13.0%	$41.30	$36.24	$32.01
7.0%	$38.34	$33.54	$29.55
5.0%	$37.36	$32.65	$28.72

POTENTIAL STOCK RETURN[4]

POTENTIAL NOI GROWTH	CAP RATE 5.00%	CAP RATE 5.50%	CAP RATE 6.00%
13.0%	84%	62%	43%
7.0%	71%	50%	32%
5.0%	67%	46%	28%

Note: These are hypothetical NOI growth and cap rates. KRG is not representing it can achieve these results or that a third party would ascribe a similar cap rate to the portfolio.
1. Percentage increase from annualized Q1 2022 NOI excluding prior period collections and including the midpoint value for land bank on page 25.
2. Anticipated NOI from each project less in-place and signed-not-open NOI.
3. Assumes leasing up anchors to 98% and shops to 92.5% at current avg. ABR as of 1Q22 plus previous tenant recoveries.
4. Assuming a current stock price of $22.42.

KRG LISTED NYSE
© 2022 Kite Realty Group | kiterealty.com
7

© 2022 Kite Realty Group | kiterealty.com $8 $15 $25 $33 $37$37 $29 $22 $12 $4 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 CUMULATIVE ANNUALIZED SIGNED-NOT-OPEN NOI TIMING ($, Ms) Previously Commenced Expected to Commence 8 KITE REALTY GROUP COMPONENTS OF SIGNED-NOT-OPEN PIPELINE •Outsized leased-to-occupied spread (320 bps) due to strong leasing demand following the fallout from COVID is driving a strong signed-not-open NOI pipeline commencing rent in 2022 and 2023 – Grew the signed-not-open pipeline by $4M as a result of new leases signed net of the tenants that commenced rent in the first quarter – Signed 72 tenants representing $11M of NOI in the first quarter – 50 tenants commenced rent in Q1 2022 totaling $7M of annualized NOI – Of the $37M signed-not-open pipeline, 45% is from anchor tenants and 55% is from shop tenants – 68% of the signed-not-open pipeline will come online in 2022 $37$37$37$37$37 $37

© 2022 Kite Realty Group | kiterealty.com THREE HORIZONS OF GROWTH 9 1. Assumes leasing up anchors to 98% and shops to 92.5% at current avg. ABR as of 1Q22 plus previous tenant recoveries. 2. Excludes in-place NOI and NOI related to tenants that have signed leases but have not commenced rent as of 3/31/2022. 3. Based on external estimates and completed entitlements. KITE REALTY GROUP • Through the merger, KRG has improved its near-term and long-term growth prospects in a variety of different ways MERGER FFO ACCRETION $37M OF SIGNED- NOT-OPEN NOI COMPLETING ACTIVE DEVELOPMENTS LOWER DEBT COSTS REDUCED NET DEBT / EBITDA CONTINUED G&A SYNERGIES $21M POTENTIAL NOI VIA PANDEMIC VACANCY LEASE-UP1 $11M OF EXPECTED NOI FROM ACTIVE DEVELOPMENT PIPELINE2 LAND BANK MONETIZATION OR DEVELOPMENT3 OPERATIONAL EFFICIENCIES SIGNIFICANT FREE CASH FLOW NATURAL DELEVERAGING MEDIUM-TERM LONG-TERM SHORT-TERM

© 2022 Kite Realty Group | kiterealty.com 10 KITE REALTY GROUP TRAFFIC REBOUNDED STRONGLY •Foot traffic in KRG portfolio rebounded strongly in 2021 and is now outpacing 2019 levels – Despite slight declines in early first half of 2021, continued leasing volume supported increasing levels of foot traffic at KRG centers 101 109 107 114 93 68 90 98 92 108 110 117 60 70 80 90 100 110 120 Q1 Q2 Q3 Q4 # O F V IS IT S (M ill io ns ) TOTAL VISITS FOR KRG PORTFOLIO 2021 2019 2020 Source: Placer

© 2022 Kite Realty Group | kiterealty.com FURTHER STRENGTHENED PORTFOLIO HAS SIGNIFICANT POTENTIAL KRG DIFFERENCE Q1 2022 INVESTOR UPDATE

© 2022 Kite Realty Group | kiterealty.com PREDOMINANTLY SUN BELT WITH STRATEGIC GATEWAY COMPONENTS Las Vegas – 5% Dallas / Fort Worth – 16% Houston – 4% Naples – 2% Miami / Fort Lauderdale – 3% Charlotte – 2% Raleigh / Durham – 3% 1. Sun Belt states include AL, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. 2. LinkedIn Economic Data representing the biggest year-over-year gains in net new arrivals between February 2021 – January 2022 in the following markets: New York City, Miami / Fort Lauderdale, Jacksonville, Orlando, Tampa, San Diego, Austin, Nashville, Dallas / Fort Worth and San Antonio. Orlando / Daytona – 2% TOP 5 STATES (ABR) Texas 26% Florida 11% New York 6% Maryland 6% North Carolina 5% Washington, DC / Baltimore – 10% New York – 8% Atlanta – 4% Phoenix – 2% Seattle – 5% 12 KRG DIFFERENCE 67% 23% ABR Concentration San Antonio – 2% Tampa – 2% 35% Sun Belt Markets1 Strategic Gateway Markets (DC, Seattle and NYC) Highest Growth Markets2 (since onset of pandemic)

KRG DIFFERENCE

DIVERSE PORTFOLIO OF DURABLE CASH FLOW AND GROWTH POTENTIAL

COMMUNITY CENTERS


SPROUTS
FARMERS MARKET

ABR % **48%** | Grocery Component % **85%**

NEIGHBORHOOD CENTERS


Publix
FOOD & PHARMACY

ABR % **11%** | Grocery Component % **87%**

MIXED-USE CENTERS



ABR % **12%** | Grocery Component % **64%**

POWER CENTERS


TJ·maxx

ABR % **19%** | Grocery Component % **64%**

LIFESTYLE CENTERS


lululemon

ABR % **7%** | Grocery Component % **55%**

- **Expanding offerings to retailers via a more diverse property mix**
- **Tenants are becoming increasingly agnostic to center formats and more focused on the quality of the real estate**
  - **Two examples are Adidas and Sephora going in power centers**
- **Majority of ABR coming from community and neighborhood centers**
- **Average asset size is 159k square feet**
- **Strong 3-mile demographics:**

  Average Population: 101,900
  Average Household Income: $114,700

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

Note: 3-Mile demographic stats are weighted by 1Q 2022 ABR and sourced from PopStats. Remaining 3% of portfolio are unanchored or single-tenant assets.

13

© 2022 Kite Realty Group | kiterealty.com 14 DOWNTOWN CROWN MSA: WASHINGTON, D.C. / BALTIMORE KRG DIFFERENCE HIGH-QUALITY PROPERTIES Total Owned GLA 201,459 ABR PSF $39.23 % of Portfolio ABR 1.6% Leased % 96.5% Cash Lease Spread on Past 3 New Deals 11.5% 3 Mile Population 137K 3 Mile Avg. HHI $143K

© 2022 Kite Realty Group | kiterealty.com 15 MIRAMAR SQUARE MSA: FORT LAUDERDALE KRG DIFFERENCE HIGH-QUALITY PROPERTIES Total Owned GLA 231,709 ABR PSF $18.04 % of Portfolio ABR 0.9% Leased % 97.2% Cash Lease Spread on Past 3 New Deals 8.0% 3 Mile Population 184K 3 Mile Avg. HHI $74K

© 2022 Kite Realty Group | kiterealty.com 16 PORTOFINO SHOPPING CENTER MSA: HOUSTON KRG DIFFERENCE HIGH-QUALITY PROPERTIES Total Owned GLA 339,286 ABR PSF $21.54 % of Portfolio ABR 1.3% Leased % 97.7% Cash Lease Spread on Past 3 New Deals 107.4% 3 Mile Population 53K 3 Mile Avg. HHI $139K

© 2022 Kite Realty Group | kiterealty.com 17 HOLLY SPRINGS TOWNE CENTER MSA: RALEIGH-DURHAM KRG DIFFERENCE HIGH-QUALITY PROPERTIES Total Owned GLA 354,874 ABR PSF $19.00 % of Portfolio ABR 1.2% Leased % 96.5% Cash Lease Spread on Past 3 New Deals 15.8% 3 Mile Population 41K 3 Mile Avg. HHI $125K

KRG DIFFERENCE

KITE

ANCHOR INVENTORY UPDATE

- **Strong risk-adjusted returns provide opportunity for outsized organic NOI growth**
- **Additional value creation at properties due to new, stronger tenants**

	STARTING OPPORTUNITY (as of YE 2020)	ACTUAL TO DATE AND POTENTIAL OPPORTUNITY	
	TOTAL OPPORTUNITY	SIGNED NOT OPEN	POTENTIAL LEASE UP[1]
Count	62	36	27
Square feet	1,510,000	906,000	604,000
Capital / SF	$100	$51	$100
Total capital ($, M)	$150	$46	$60
Previous tenants ABR	$11.85	$14.18	$11.85
Estimated New ABR[2]	$14.31	$15.76	$14.31
Cash lease spread	21%[4]	11%[3]	21%[4]
Return on capital	14%[5]	28%	14%[5]
New NOI incl. NNN ($, M)	$29M[6]	$17M	$12M[6]
FFO / Share	$0.13	$0.08	$0.05

SOLID RETURNS & BETTER TENANTS

NEW OFFERINGS

ALDI
THE FRESH MARKET
Total Wine & MORE
popshelf
buybuy BABY
OLD NAVY
ULTA BEAUTY
adidas
Conn's HomePlus
Burlington
PETSMART
UFC GYM
five BELOW

FORMER OFFERINGS

Stein Mart
Office DEPOT
24 Hour FITNESS
A.C. MOORE ARTS & CRAFTS
Pier 1
BABIES R US

1. Estimate of potential outcomes of remaining anchor vacancy.
2. New ABR is actual for Signed Not Open and average in place ABR for anchor tenants in the KRG portfolio as of 1Q'22.
3. Includes only comparable leases (21 of 36).
4. Represents the percentage increase of the Company's average in-place ABR as compared to previous tenants' ABR. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized.
5. Represents the estimated total potential ABR divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions and there can be no assurance that such estimates and assumptions will be accurate or realized.
6. Assumes weighted average NNN revenue from previously occupied spaces.

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

18

© 2022 Kite Realty Group | kiterealty.com • KRG continues to see strong retailer demand for its well- positioned, open-air centers • Leasing volumes are up significantly coming out of last year along with strong spreads SOLID LEASING ACTIVITY TENANTS SIGNED IN LAST 6 MONTHS 3Q’21 4Q’21 1Q’22 # of Leases Signed 82 132 182 Leased SF Signed 0.6M 0.9M 1.1M Year-over-year % Change 28% 74% 147% Blended Cash Spread 13.4% 12.9% 16.1% STRONG MOMENTUM CONTINUES 19 KRG DIFFERENCE TRADITIONAL MALL TENANTS

KRG DIFFERENCE

KITE

DIVERSE TENANT BASE

	TOP 15 TENANTS BY ABR	COUNT[1]	% OF ABR[2]
1	The TJX Companies, Inc.	44	2.5%
2	Best Buy Co., Inc.	16	2.0%
3	PetSmart, Inc.	32	1.9%
4	Ross Stores, Inc.	31	1.8%
5	Michael Stores, Inc.	29	1.6%
6	Bed Bath & Beyond, Inc.	23	1.5%
7	Gap, Inc.	33	1.4%
8	Dick's Sporting Goods, Inc.	12	1.3%
9	Publix Super Markets, Inc.	14	1.2%
10	Lowe's Companies, Inc.	7	1.2%
11	Albertsons Companies, Inc.	9	1.1%
12	The Kroger Co.	10	1.0%
13	Petco Animal Supplies, Inc.	22	1.0%
14	Ulta Beauty, Inc.	24	0.9%
15	Total Wine & More	13	0.9%
	TOTAL		21.3%

STRONG MIX OF CONVENIENCE AND EXPERIENTIAL

	% of ABR
ESSENTIAL RETAIL	30%
Grocery / Drug / Big Box Wine and Spirits	12%
Office Supply / Electronics	7%
Medical	3%
Pet Stores	3%
Hardware / Auto	3%
Banks	2%
RESTAURANTS	18%
Quick Service Restaurants	10%
Full Service Restaurants	8%
OTHER RETAIL / SERVICES	52%
Soft Goods	18%
Discount Retailers	14%
Personal Service	8%
Fitness	4%
Sporting Goods	3%
Theatres / Entertainment	3%
Professional Service	2%
TOTAL	100%

1. Number of stores represents stores at consolidated and unconsolidated properties.
2. Percent of weighted ABR includes ground lease rent and represents the Company's share of the ABR at consolidated and unconsolidated properties.

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

20

KRG DIFFERENCE

KITE

VALUE CREATION: ACTIVE DEVELOPMENTS

- **Total active developments are right-sized for the combined company and should provide strong NOI growth prospects**
- **Active development pipeline poised to deliver additional value creation in the future**

($ in M; GLA in '000s)

PROJECT	MSA	OWNERSHIP %	PROJECTED COMPLETION DATE	TOTAL GLA[1]	MULTI-FAMILY UNITS	TOTAL PROJECT COSTS[2]	KRG EQUITY REQUIREMENT[2]	KRG REMAINING SPEND	REMAINING NOI TO COME ONLINE[3]
The Shoppes at Quarterfield	Washington, D.C. / Baltimore	100%	Q2 2022	58	0	$4.8	$4.8	$3.2	$0.0 – $0.1
One Loudoun Downtown – Pads G & H Residential	Washington, D.C. / Baltimore	90%	Q2 2022	0	378	11.5	11.5	2.2	3.8 – 4.0
Circle East	Washington, D.C. / Baltimore	100%	Q3 2022	82	370	15.1	15.1	14.3	1.1 – 1.4
One Loudoun Downtown – Pads G & H Commercial	Washington, D.C. / Baltimore	100%	Q2 2023	67	0	10.2	10.2	8.6	0.1 – 0.5
The Landing at Tradition – Phase II	Port St. Lucie	100%	Q2 2023	40	0	10.9	10.9	10.5	0.6 – 0.7
Carillon MOB	Washington, D.C. / Baltimore	100%	Q4 2024	126	0	59.7	59.7	52.4	3.1 – 3.6
The Corner[4]	Indianapolis	50%	Q4 2024	24	285	63.9	0.0	0.0	1.7 – 1.9
TOTALS / AVERAGE				**397**	**1,033**	**$176.1**	**$112.2**	**$91.2**	**$10.4 - $12.2**

1. Commercial GLA only.
2. Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
3. Excludes in-place NOI and NOI related to tenants that have signed leases but have not commenced rent as of 3/31/2022.
4. KRG does not have any equity requirements related to this development. Total project cost are at 100% and are net of $13.5M TIF.

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

21

© 2022 Kite Realty Group | kiterealty.com • Developing two additional pads (G & H) to include 378 multi-family units, 33k square feet of office and 34k square feet of retail • Pads G & H will each contain parking garages combining for over 1,000 spaces • Office is 100% leased, multi-family is currently 66% leased OVERVIEW MULTI-FAMILY COMMERCIAL Total Project Costs1 $11.5M $10.2M KRG Ownership % 90% 100% KRG Remaining Spend $2.2M $8.6M Estimated Stabilized NOI to KRG $6.3M - $6.5M $1.7M - $2.1M Remaining NOI to Come Online2 $3.8M - $4.0M $0.1M - $0.5M Projected Completion Date Q2 2022 Q2 2023 22 KRG DIFFERENCE ONE LOUDOUN DOWNTOWN KEY METRICS 1. Total project costs represent costs to KRG post-merger and exclude any costs spent to date prior to the merger. 2. Excludes in-place NOI and NOI related to tenants that have signed leases but have not commenced rent as of 3/31/2022.

© 2022 Kite Realty Group | kiterealty.com OVERVIEW TOTAL Cost1 $63.9M KRG Ownership % 50% KRG Equity Requirement $0M Est. Project Cash Yield 6.0% - 7.0% Est. Incremental NOI @ Share $1.7M - $1.9M Expected Stabilization Date Q4 2024 23 KRG DIFFERENCE THE CORNER KEY METRICS • 285 multi-family units and 24K square feet of ground floor retail on a land parcel through a 50/50 JV with a third party developer • KRG’s contribution was primarily fulfilled by selling the land to the venture and retained a 50% interest in the venture 1. KRG does not have nay equity requirements related to this development. Total project cost is net of $13.5M TIF.

© 2022 Kite Realty Group | kiterealty.com 24 • KRG is a bespoke developer • A successful development does not always entail going vertical and/or owning 100% of every project • In fact, monetizing portions of the property, contributing the land and partnering with third parties have proven an effective way to utilize our properties to maximize risk-adjusted returns – examples include the following: KRG DIFFERENCE DEVELOPMENT HAS MANY FORMS - Converted unused parking field into 267 unit multi-family development by contributing land to a development JV in which KRG retained a 12% interest. - Focused on retail component by leasing vacant Macy’s box to Ross, Old Navy and Five Below. - Received $7.1 million TIF from the City of Indianapolis, which was used to maximize KRG’s returns on the project. - Required minimal capital from KRG ($5.2M). GLENDALE TOWN CENTER - Repurposing an outdated retail center into 285 multifamily units and 24k SF of retail. - Contributed land to joint venture with local third party developer in exchange for a 50% passive ownership. - Received $13.5M TIF from the City of Carmel. - Will require zero cash from KRG to complete the development. THE CORNER HAMILTON CROSSING CENTRE - Redeveloping an outdated retail center into the corporate headquarters of Republic Airways. - Land was sold to Republic for proceeds of $6.9M, which is above market value. Received $22.5M TIF from the City of Carmel. - KRG will also earn a significant risk free development fee and a profit component from the development. - KRG retained 54% of the land for additional multi-use development.

© 2022 Kite Realty Group | kiterealty.com 25 PROPERTY NAME MSA POTENTIAL COMMERCIAL GLA POTENTIAL MULTI-FAMILY UNITS ESTIMATED LAND VALUE ($,M)1 Carillon Washington, D.C. 1,200,000 3,000 One Loudoun Washington, D.C. 2,930,000 Main Street Promenade Chicago 10,000 47 Downtown Crown Washington, D.C. 42,000 TOTAL 4,182,000 3,047 $125 - $180 • KRG is taking a fresh look at each piece of entitled land to determine the optimal real estate use and capital allocation decision • KRG, while experienced developers, may or may not pursue all the development opportunities • An independent third-party provided an opinion of value on key entitled land parcels: KRG DIFFERENCE ENTITLED LAND – DEVELOPMENT AND/OR CAPITAL SOURCE 1. Based on external estimates and completed entitlements.

© 2022 Kite Realty Group | kiterealty.com CASH ON HAND, $207 LOC AVAILABILITY, $714 EST. CASH FFO LESS DIVIDENDS, $191 DEBT MATURITIES, $84 SNO RELATED CAPITAL, $92 CAPEX, $39 POTENTIAL RE-LEASING CAPITAL, $58 ACTIVE DEVELOPMENTS, $91 NET LIQUIDITY, $748 0 100 200 300 400 500 600 700 800 900 1,000 1,100 SOURCES USES LIQUIDITY THROUGH 2022 • Balance Sheet Strength – $207M of cash on hand – $714M of revolver availability – 2022 Estimated FFO (midpoint of NAREIT FFO guidance), net of dividend – NDE = 5.7x with no outstanding preferred shares • Limited Capital Needs – ’22 debt maturities = $84M – SNO Tenant Capital Required = $92M – CapEx = $39M – Potential Re-leasing Capital (both shops and anchors) = $58M • Prudent Remaining Development Spend – Current active developments = $91M – Pipeline development spend = $0 INVESTMENT GRADE CREDIT RATINGS Moody’s Baa3 S&P BBB- 26 ($ in M) Fitch BBB KRG DIFFERENCE SOURCES AND USES

© 2022 Kite Realty Group | kiterealty.com 1. Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of 3/31/2022, $720 million in variable rate debt is hedged to a fixed rate for a weighted average of 3.0 years. 2. Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of 3/31/2022, $155 million in fixed rate debt is hedged to a variable rate for a weighted average of 3.4 years. 3. Cash proceeds from the exchangeable debt instrument issued in March 2021 are being held to pay off 2022 debt maturities. WELL-STAGGERED MATURITY LADDER 27 84 221 24 8 11 95 150 430 400 250 100 100 400 200 120 150 250 135 3 12 10 $- $100 $200 $300 $400 $500 $600 $700 $800 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+ Mortgage Debt Unsecured Debt Unsecured Term Loans Line of Credit JV Debt 15% of Total Debt Outstanding Weighted Average Maturity 4.4 years Weighted Average Interest Rate 3.91% Debt Type 89% Unsecured / 11% Secured Rate Type 89% Fixed1 / 11% Floating2 ($ in M) 3 KRG DIFFERENCE

© 2022 Kite Realty Group | kiterealty.com • Key 2021 Accomplishments: – Established KRG’s 5-year ESG targets – Completed GRESB report for the second year, receiving an improved score from 2019 – Continued to implement Green Lease language with our tenants to help KRG’s ability to monitor and track each property’s performance – Continued Kite Cares initiatives to partner with local communities to better serve the welfare of local youth and those in need – On track to complete 15 LED upgrades at our properties, bringing the total LED outfitted properties to 20% of the portfolio – Started pilot programs for water reduction at Chapel Hill in Dallas and Rampart Commons in Las Vegas – Continued to explore potential solar projects at a handful of our properties – Began the process to receive IREM certifications on nearly a third of KRG properties by year end – Continue to explore and institute additional diversity among our employees, board members and vendors • Key 2022 ESG Objectives: – Publish 1st Corporate Sustainability Report – Ramp up energy reduction and cost savings initiatives via LED conversions, water reduction and solar – Implementation of waste diversion programs for legacy RPAI properties – Install more EV stations and promote the amenity at various shopping centers – Achieve additional IREM certifications – a potential GRESB score differentiator for KRG – Revise green lease language to be more amenable to tenants with the goal of colleting energy and GHG data from tenants – Engage rating and score agencies on a more frequent basis to improve ESG scores and signal to investors KRG’s ESG focus – Maintain an active Kite Cares presence in various KRG markets throughout the country through charitable donations and fostering and encouraging active community members – Support tenants by identifying issues through the tenant survey, and partner with tenants to improve the properties and the communities they serve ESG STRIDES CONTINUE 28 KRG DIFFERENCE 2022 Children’s Health Fundraiser: Republic Airways Plane Pull Competition

KRG DIFFERENCE

5-YEAR ESG GOALS

- **Setting goals will improve ESG scores at various institutions and signals a long-term ESG commitment from management**
  - Establishing and publishing 5-year targets will align internal and external expectations with KRG's ESG program

	5-YEAR GOALS (End of 2026)	CURRENT STATUS
E	Install LED parking lot lighting at 50% of KRG owned and managed properties	47%
E	Install smart irrigation controls at 25% of KRG owned and managed properties	3%
E	Implement a policy to transition landscaping in all future redevelopment projects to drought-tolerant landscape where permitted by code.	On Target
E	Install electric vehicle charging stations at 20% of KRG owned & managed properties	8%
E	Achieve IREM certification for 75% of KRG owned and managed properties	16%
S	Employee annual turnover at or below 20%	8% - 20% since 2012
S	Employee community volunteer participation of 75%	> 90% in 2019
S	Conduct employee survey every 2 years to determine employee satisfaction	On Target
G	20% female representation on Board of Directors and appoint a female committee chair	23%
G	Annual Respectful Workplace training to all employees	On Target
G	75% or greater attendance by members of the Board of Directors at all Board and Committee meetings	98% in 2020

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

29

© 2022 Kite Realty Group | kiterealty.com THRIVING OPEN-AIR REAL ESTATE OPEN-AIR RETAIL Q1 2022 INVESTOR UPDATE

© 2022 Kite Realty Group | kiterealty.com • Open-air assets are thriving due to their convenient and affordable nature for retailers and consumers • Conveniently located and easily accessible parking fields that satisfy BOPIS / curbside pick up methods • Significantly lower operating costs equal much lower total costs to retailers – Other property types operating costs can range from $20 - $70 psf – Shopping center operating costs can range from $5 - $10 psf • Retailers typically reimburse real estate owners their share of operating costs – Lower operating costs equate to retailer savings OPEN-AIR CENTERS: CONVENIENT AND LESS COSTLY • 14 relocations to open-air centers • All 14 had lower costs • 13 of 14 had increased sales • One relocation to KRG’s portfolio – 30% lower gross rent charges – Sales expected increase to $1.27M from $977k in other location All leases occurred pre-COVID CLEAR BENEFITS CONFIDENTIAL RETAILER CASE STUDY 31 SHIFTING TENANTS TO OPEN-AIR OPEN-AIR RETAIL

© 2022 Kite Realty Group | kiterealty.com CONVENIENT SHOPPING DESTINATIONS AND LAST-MILE FULFILLMENT 32 SHOP IN STORE Shop and purchase in the physical store SCHEDULED DELIVERY Order online and select a delivery time slot SHIP FROM STORE Product shipped from store CURBSIDE PICKUP Drive up and have order brought to your car IN-STORE PICKUP Order online and pick up in store ON SITE OPEN-AIR CENTER TRANSACTIONS REDUCE FRICTION POINTS AT HOME OPEN-AIR RETAIL

© 2022 Kite Realty Group | kiterealty.com 44% of ABR is deemed essential 41% of ABR service-oriented tenants offer necessary daily trips post-COVID 15% of ABR from primarily full-service restaurants creates additional traffic Essential shadow anchors Target and Bank of America drive daily trips Sufficient access points to the shopping center to ensure quick and convenient trips Dynamic parking field allows for easy entrance or pick-up Indicate parking spots reserved for BOPIS capabilities and signage PINE RIDGE CROSSING COMMUNITY CENTER | MSA: NAPLES, FL 33 OPEN-AIR RETAIL OPEN-AIR CENTERS: COMMERCE HUBS

© 2022 Kite Realty Group | kiterealty.com 34 • Forward-Looking Statements • This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward- looking statements. • Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. • Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; • the ability to achieve projected potential NOI growth and estimated returns on projects; • national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation); • the risk that our actual NOI from leases that have signed but not yet opened, from the development pipeline and from leasing up vacancies cause by the pandemic will not be consistent with expected NOI from those sources; • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; • the level and volatility of interest rates; • the financial stability of tenants; • the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; • potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; • civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • other factors affecting the real estate industry generally; and • other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. • The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. • This Investor Update also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts. DISCLAIMER

© 2022 Kite Realty Group | kiterealty.com NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months ended March 31, 2022, the same property pool excludes (i) Glendale Town Center, which was reclassified from active redevelopment into our operating portfolio in December 2021, (ii) seven active development and redevelopment projects, (iii) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (iv) office properties 35 NON-GAAP FINANCIAL MEASURES

© 2022 Kite Realty Group | kiterealty.com EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. FUNDS FROM OPERATIONS Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO. 36 NON-GAAP FINANCIAL MEASURES

© 2022 Kite Realty Group | kiterealty.com APPENDIX: RECONCILIATION OF SAME-PROPERTY NOI TO NET INCOME 37

© 2022 Kite Realty Group | kiterealty.com 38 APPENDIX: FUNDS FROM OPERATIONS

© 2022 Kite Realty Group | kiterealty.com 39 APPENDIX: RECONCILIATION OF EBITDA TO NET INCOME

© 2022 Kite Realty Group | kiterealty.com 40 APPENDIX: RECONCILIATION OF NET INCOME TO FFO, AS ADJUSTED, GUIDANCE Low High Net loss ($0.30) ($0.24) Depreciation and amortization 2.02 2.02 NAREIT FFO $1.72 $1.78 Non-recurring merger and acquisition costs 0.02 0.02 FFO, as adjusted $1.74 $1.80